UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As a result of the global outbreak of the novel coronavirus (COVID-19), Xcel Energy Inc. (“Xcel Energy”) is filing this Current Report on Form 8-K in order to update its risk factor disclosure contained in its Securities and Exchange Commission filings. Accordingly, Xcel Energy’s risk factor disclosure is hereby updated as follows:

We face risks related to health epidemics and other outbreaks.

The global outbreak of the novel coronavirus (COVID-19) is currently impacting countries, communities, supply chains and markets. To date, COVID-19 has not had a material impact on our business; however, the ultimate severity of the outbreak is uncertain and we cannot predict whether it will have a material impact on our liquidity, financial condition, or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC.
(a Minnesota Corporation)

By:	/s/ Robert C. Frenzel
Name:	Robert C. Frenzel
Title:	Executive Vice President and Chief Financial Officer

Date: March 27, 2020